Exhibit 23.10

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

February 22, 2010

We hereby consent to references to Ryder Scott Company L.P. contained in the section entitled “Basis of Reserves Estimates” within “Reserves, Production and Related Information” as set out in Part I, Items 1&2 Business and Properties of the Annual Report on Form 10-K for the year ended December 31, 2009, of Nexen Inc. (the Form 10-K) and to the use of our Report of Third Party letter report dated January 29, 2010, concerning our evaluation of certain oil and gas properties of Nexen Inc. located in the United States Gulf of Mexico, which are included as exhibits in the Form 10-K.

/s/ Ryder Scott Company L.P.

RYDER SCOTT COMPANY L.P.
TBPE Firm Registration No. F-1580

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258